UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2014

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Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

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Bermuda	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM 1179, Hamilton HM EX, Bermuda

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable Former name or former address, if changed since last report

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 14, 2014, Energy XXI (Bermuda) Limited (“EXXI”) and EPL Oil & Gas, Inc. (“EPL”) issued a joint press release announcing each has established a record date of April 21, 2014 and a meeting date of May 30, 2014 for the special meetings of their respective shareholders. At the special meetings on May 30, 2014, the respective shareholders will vote on the previously announced proposed merger of EXXI with EPL and related matters pursuant to the Agreement and Plan of Merger dated as of March 12, 2014, as amended (the "Merger Agreement"), by and among EXXI, EPL, Energy XXI Gulf Coast, Inc. (“Gulf Coast”), an indirect wholly owned subsidiary of Energy XXI and Clyde Merger Sub, Inc., a wholly owned subsidiary of Gulf Coast. EXXI and EPL shareholders of record at the close of business on April 21, 2014 will be entitled to receive notice of the applicable special meeting and to vote at the special meeting. A copy of the press release announcing the record date and meeting date for the special meetings of EXXI and EPL is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Energy (XXI) Bermuda Limited, dated April 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

	By:	/s/ David West Griffin
David West Griffin
April 14, 2014		Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Energy XXI (Bermuda) Limited, dated April 14, 2014